Exhibit 10.10
FIRST AMENDMENT
TO
SENIOR UNSECURED TERM PROMISSORY NOTE
     THIS FIRST AMENDMENT TO SENIOR UNSECURED TERM PROMISSORY NOTE, entered into on October 7, 2005, but in all regards intended to be effective as of August 2, 2005 (this “Amendment”), is made to the Senior Unsecured Term Promissory Note dated August 2, 2005 (the “Original Note”), in the original principal amount of $2.5 billion, executed by Clear Channel Outdoor, Inc. a Delaware corporation (“Maker”), as maker thereof, originally payable to the order of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCO”), transferred, by endorsement, by CCO to Clear Channel Holdings, Inc., a Delaware corporation (“Holdings”), and subsequently transferred, by endorsement, by Holdings to Clear Channel Communications, Inc., a Texas corporation (“CCU”).
     Recitals. CCU, as the current legal and equitable owner and holder, and the payee, of the Original Note, and Maker desire to amend the Original Note (i) to exclude ab initio from its mandatory prepayment requirements the equity issuance contemplated by the initial public offering of CCO and (ii) to clarify that certain borrowings under the Credit Facility will not require a mandatory prepayment on the Note. Now, therefore, in consideration of the premises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt, sufficiency and reasonably equivalent value of which are acknowledged by the parties hereto, Maker and CCU agree as follows:
     SECTION 1. Definitions. Capitalized terms used but not defined herein have the meanings and uses assigned in the Original Note, and the term “Note” when used in this Amendment means the Original Note, as amended hereby.
     SECTION 2. Amendments.
     2.1. The term “Debt Issuance” as defined and used in the Original Note is hereby amended in its entirety to read as follows:
     “ ‘Debt Issuance’ means each issuance or incurrence of debt of any nature (public or private) by Maker or its parent (other than CCU, if applicable), or any subsidiaries of either of them, other than (i) borrowings permitted under the offshore or similar sub-facility pursuant to the Credit Facility, (ii) other commercial debt for working capital purposes only and (iii) internal financing from CCU or its designee, including cash management debt from time to time outstanding
     2.2. The term “Equity Issuance” as defined and used in the Original Note is hereby amended in its entirety to read as follows:
“ ‘Equity Issuance’ means each issuance of equity of any nature (public or private, common, preferred or otherwise) by the Maker or its parent (other than CCU, if applicable), or any subsidiaries of either of them, other than any one or more issuances of Class A common stock of CCO (i) to, or for the benefit of, any officers, directors or employees of, or consultants to, CCO or CCU (or, without duplication, any subsidiaries of either of them) pursuant to a qualified plan (under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time (together with all rules and regulations promulgated with respect thereto, the “Code”)), an employee stock purchase

EXECUTION COPY	First Amendment to Senior Unsecured Term Promissory Note

plan that satisfies the requirements of Section 423 of the Code, CCO’s 2005 Stock Incentive Plan or any other compensatory plan or program duly approved by CCO’s or CCU’s, as applicable, board of directors or (ii) pursuant to the initial public offering of Class A common stock of CCO, provided that the net proceeds of such initial public offering are applied as described in the registration statement or other applicable disclosure document of CCO related thereto.”
     SECTION 3. Representations and Warranties. Maker represents and warrants to CCU that Maker’s representations and warranties set forth in the Original Note are true and correct in all material respects as if made on the date hereof and on the effective date hereof, except as they may specifically relate to an earlier date.
     SECTION 4. Continuing Effect of Original Note. Each of the Original Note and the other Subject Documents, as amended hereby, is hereby ratified and confirmed in all respects, and all references to the “Note” in the Original Note or any other Subject Document shall mean the Original Note, as amended hereby. This Amendment shall not constitute an amendment of, or waiver with respect to, any provision of the Original Note not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of CCU except as expressly stated herein.
     SECTION 5. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas.
     SECTION 6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Maker and CCU and their respective successors and assigns permitted by the Note, except Maker may not assign or otherwise transfer any of its rights or obligations hereunder other than as provided in the Note.
     SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which counterpart when so executed shall be an original, but all such counterparts taken together shall constitute one and the same instrument. A counterpart signature page delivered by fax or internet transmission shall be as effective as delivery of an originally executed counterpart.
[Remainder of Page Left Intentionally Blank]

EXECUTION COPY	First Amendment to Senior Unsecured Term Promissory Note

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers on, and effective as of, the respective dates set forth above.

MAKER:

Clear Channel Outdoor, Inc.

By	/s/ Brian Coleman

Name:	Brian Coleman
Title:	Senior Vice President — Treasurer

PAYEE:

Clear Channel Communications, Inc.

By	/s/ Brian Coleman

Name:	Brian Coleman
Title:	Senior Vice President — Treasurer

EXECUTION COPY	First Amendment to Senior Unsecured Term Promissory Note

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